EXHIBIT 23.1

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

As independent certified public accountants, we hereby consent to the incorporation by reference of our report included in this Form 1O-K, into ParkerVision, Inc.'s previously filed registration statements on Form S-8 File Nos. 33-93658 and 333-62497 and registration statement on Form S-3 File No. 333-17683.

Arthur Andersen LLP

Jacksonville, Florida
March 27, 1999